..

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 4, 2025
INDIE SEMICONDUCTOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40481	88-1735159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 608-0854
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

.

..
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 4, 2025, Kanwardev Raja Singh Bal notified indie Semiconductor, Inc. (the “Company”) of his resignation as Chief Financial Officer, Executive Vice President and Chief Accounting Officer of the Company. Mr. Bal is expected to remain with the Company until the Company files its next Quarterly Report on Form 10-Q, on or about May 13, 2025 (the “Separation Date”). Mr. Bal’s departure is not due to a dispute or disagreement with the Company or the Company’s auditors.

Following Mr. Bal’s departure, the Company’s Chief Executive Officer, Donald McClymont, will assume the duties of principal financial officer and principal accounting officer while the Company conducts a search for a new Chief Financial Officer. He will be supported by Mark Tyndall, the Company’s Executive Vice President of Corporate Development and Investor Relations, Rachel Lee, the Company’s Senior Vice President of Finance and Controller, and Naixi Wu, the Company’s Senior Vice President of Accounting.

In connection with Mr. Bal’s departure, the Company and Mr. Bal entered into a Separation Agreement setting forth the terms of his separation from service with the Company (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Bal will (i) continue in his role as Chief Financial Officer until his Separation Date, (ii) abide by confidentiality, non-solicitation and other restrictive covenants contained in the Separation Agreement and the employment agreement between him and the Company (the “Employment Agreement”), and (iii) release any and all claims against the Company, its affiliates and related parties which relate in any way to Mr. Bal’s employment, association and/or termination with the Company. The Employment Agreement will terminate effective on the Separation Date.

Mr. Bal will be entitled to the following in exchange for his covenants and releases under the terms of the Separation Agreement: (a) a lump sum payment in the amount of $586,500 equal to 12 months of Mr. Bal’s current base salary and the target value of his annual bonus, less applicable payroll deductions; (b) 12 months of COBRA coverage; and (c) 6 months accelerated vesting of all unvested equity awards, net of shares deducted for taxes.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement dated April 8, 2025 by and between Kanwardev Raja Singh Bal and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
.

..
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE SEMICONDUCTOR, INC.

April 8, 2025	By:	/s/ Donald McClymont
		Name:	Donald McClymont
		Title:	Chief Executive Officer (Principal Executive Officer)
.